Cumulus Media Reports Operating Results for the Second Quarter 2024

Completed Highly Successful Debt Exchange That Reduced Our Debt Obligations Under Our Debt Instruments by Approximately $33 Million, Extended Maturities to 2029, Obtained Favorable Interest Rates, and Preserved Structure Free of Financial Maintenance Covenants

Upsized ABL Facility by 25% to $125 Million and Extended Maturity to 2029

Reported Q2 Total Revenue of $205 Million, Down 2.5%, in Line with Pacing Guidance

Increased Digital Marketing Services Revenue by 24%, Total Digital Revenue by 5%

ATLANTA, GA — August 2, 2024: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and six months ended June 30, 2024.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "In the context of a challenging advertising environment, second quarter total revenue finished in line with our pacing guidance, down 2.5% year-over-year. However, our unrelenting focus on areas of the business that are in our control helped us to mitigate the impact of soft demand while also driving tangible progress in key priority areas. During the quarter, we grew our digital marketing services business by 24%; reduced fixed costs by $4 million; and continued to strengthen our balance sheet through the successful completion of our exchange offer, ABL upsizing, and the buyback of a portion of our remaining 2026 maturity debt."

Berner continued, "Looking ahead, while the advertising outlook remains uncertain, our advertisers continue to be focused on when – not if – they’re going to return to more typical spending levels. Fortunately, thanks to our success at extending our debt maturities, we have time on our side and the flexibility to pursue multiple paths to create shareholder value."

Q2 Key Highlights:

•Posted total net revenue of $204.8 million, a decline of 2.5% year-over-year

•Generated digital revenue of $39.4 million, up 5.0% year-over-year
◦Digital marketing services grew 24% driven by an increase in new customers, improved customer retention and higher average order size
◦Radio-only customers adding digital marketing services increased by 25% year-over-year
◦Digital revenue increased to 19% of total company revenue

•Recorded net loss of $27.7 million compared to net loss of $1.1 million in Q2 2023 and Adjusted EBITDA(1) of $25.2 million compared to $30.7 million in Q2 2023

•Continued to improve operating leverage by reducing fixed costs by approximately $4 million year-over-year

•Used $7.9 million of cash in operations, or generated $8.3 million of cash from operations when excluding execution costs related to the completed exchange offer of $16.3 million(1)

•Completed the exchange offer for our Senior Notes due 2026 and Term Loan due 2026 with favorable terms and aggregate participation of approximately 96% of debt outstanding
◦Debt obligations under our debt instruments reduced by approximately $33 million
◦Debt maturities extended from 2026 to 2029

•Amended ABL Facility, increasing capacity to $125 million from $100 million and extending maturity to 2029

•Retired $0.5 million face value of Senior Notes due 2026

•Reported total debt(2)(3) of $674.4 million, total debt at maturity(1)(2)(3) of $642.1 million, and net debt less total unamortized discount(1)(2)(3) of $588.6 million at June 30, 2024, including total debt due in 2026(3) of $23.9 million

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended June 30, 2024, the Company reported net revenue of $204.8 million, a decrease of 2.5% from the three months ended June 30, 2023, net loss of $27.7 million and Adjusted EBITDA of $25.2 million.

For the six months ended June 30, 2024, the Company reported net revenue of $404.9 million, a decrease of 2.6% from the six months ended June 30, 2023, net loss of $41.9 million and Adjusted EBITDA of $33.6 million.

As Reported	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	% Change
Net revenue	$204,849	$210,136	(2.5)%
Net loss	$(27,699)	$(1,068)	(2,493.5)%
Adjusted EBITDA	$25,213	$30,676	(17.8)%
Basic loss per share	$(1.64)	$(0.06)	(2,633.3)%
Diluted loss per share	$(1.64)	$(0.06)	(2,633.3)%

As Reported	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	% Change
Net revenue	$404,902	$415,828	(2.6)%
Net loss	$(41,853)	$(22,535)	(85.7)%
Adjusted EBITDA	$33,618	$41,005	(18.0)%
Basic loss per share	$(2.49)	$(1.25)	(99.2)%
Diluted loss per share	$(2.49)	$(1.25)	(99.2)%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	% Change
Broadcast radio revenue:
Spot	$101,806	$107,065	(4.9)%
Network	34,306	39,698	(13.6)%
Total broadcast radio revenue	136,112	146,763	(7.3)%
Digital	39,397	37,538	5.0%
Other	29,340	25,835	13.6%
Net revenue	$204,849	$210,136	(2.5)%

As Reported	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	% Change
Broadcast radio revenue:
Spot	$192,379	$204,778	(6.1)%
Network	83,468	89,995	(7.3)%
Total broadcast radio revenue	275,847	294,773	(6.4)%
Digital	73,844	69,627	6.1%
Other	55,211	51,428	7.4%
Net revenue	$404,902	$415,828	(2.6)%

Balance Sheet Summary (dollars in thousands):

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$53,492	$80,660
Term Loan due 2026 (3)	$1,203	$329,510
Senior Notes due 2026 (3)	$22,697	$346,245
Term Loan due 2029 (2) (3)	$327,873	$—
Senior Notes due 2029 (2) (3)	$322,591	$—

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Capital expenditures	$4,387	$6,603

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Capital expenditures	$12,553	$13,975

(1)Adjusted EBITDA, operating cash flow excluding execution costs related to the completed exchange offer, total debt at maturity and net debt less total unamortized discount are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see "Non-GAAP Financial Measures."
(2)The exchange offer was accounted for as a debt modification resulting in a prospective yield adjustment and the carrying value was not changed. The $33.1 million difference between the principal amounts exchanged and the resulting principal amounts will be amortized to interest expense (thereby reducing interest expense) over the life of the debt. As of June 30, 2024, $16.0 million and $16.2 million of unamortized difference for the Term Loan due 2029 and the Senior Notes due 2029, respectively, remain.
(3)Excludes any debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its second quarter 2024 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 044716. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 401 owned-and-operated radio stations across 85 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, AP News, the Academy of Country Music Awards, and many other world-class partners across more than 9,800 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit agreements.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure total debt at maturity which is total debt principal, gross, less total unamortized debt discount. In addition, the Company presents the non-GAAP financial measure net debt less total unamortized discount which is total debt at maturity less cash and cash equivalents. Management believes that total debt at maturity and net debt less total unamortized discount are important measures to monitor leverage and evaluate the balance sheet.

The Company also presents operating cash flow excluding execution costs related to the completed exchange offer. Management believes that operating cash flow excluding execution costs related to the completed exchange offer is an important measure to evaluate the Company’s operating performance in light of the cost of the execution of the exchange offer that management deems one time or non-operational in nature.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding the impact of political revenue, total debt at maturity, net debt less total unamortized discount and operating cash flow excluding the execution costs related to the completed exchange offer as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$204,849	$210,136	$404,902	$415,828
Operating expenses:
Content costs	73,631	73,533	158,688	162,199
Selling, general & administrative expenses	94,359	94,401	189,119	188,702
Depreciation and amortization	14,680	15,146	29,549	29,830
Corporate expenses	12,122	11,899	24,752	24,497
Stock-based compensation expense	1,336	1,492	2,408	2,618
Restructuring costs	1,988	10,716	4,118	11,007
Debt exchange costs	16,271	—	16,271	—
Loss (gain) on sale of assets or stations	45	(272)	54	(7,281)
Total operating expenses	214,432	206,915	424,959	411,572
Operating (loss) income	(9,583)	3,221	(20,057)	4,256
Non-operating expense:
Interest expense	(17,626)	(17,940)	(34,986)	(35,606)
Interest income	146	712	492	1,081
Gain on early extinguishment of debt	170	8,389	170	9,006
Other (expense) income, net	(27)	(268)	14,806	(286)
Total non-operating expense, net	(17,337)	(9,107)	(19,518)	(25,805)
Loss before income taxes	(26,920)	(5,886)	(39,575)	(21,549)
Income tax (expense) benefit	(779)	4,818	(2,278)	(986)
Net loss	$(27,699)	$(1,068)	$(41,853)	$(22,535)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
GAAP net loss	$(27,699)	$(1,068)
Income tax expense (benefit)	779	(4,818)
Non-operating expense, including net interest expense	17,507	17,496
Depreciation and amortization	14,680	15,146
Stock-based compensation expense	1,336	1,492
Loss (gain) on sale or disposal of assets or stations	45	(272)
Gain on early extinguishment of debt	(170)	(8,389)
Restructuring costs	1,988	10,716
Debt exchange costs	16,271	—
Non-routine legal expenses	280	173
Franchise taxes	196	200
Adjusted EBITDA	$25,213	$30,676

As Reported	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
GAAP net loss	$(41,853)	$(22,535)
Income tax expense	2,278	986
Non-operating expense, including net interest expense	19,688	34,811
Depreciation and amortization	29,549	29,830
Stock-based compensation expense	2,408	2,618
Loss (gain) on sale or disposal of assets or stations	54	(7,281)
Gain on early extinguishment of debt	(170)	(9,006)
Restructuring costs	4,118	11,007
Debt exchange costs	16,271	—
Non-routine legal expenses	888	176
Franchise taxes	387	399
Adjusted EBITDA	$33,618	$41,005

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
As reported net revenue	$204,849	$210,136
Political revenue	(1,909)	(502)
As reported net revenue, excluding impact of political revenue	$202,940	$209,634

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
As reported Adjusted EBITDA	$25,213	$30,676
Political EBITDA	(1,718)	(451)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$23,495	$30,225

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
As reported net revenue	$404,902	$415,828
Political revenue	(4,108)	(907)
As reported net revenue, excluding impact of political revenue	$400,794	$414,921

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
As reported Adjusted EBITDA	$33,618	$41,005
Political EBITDA	(3,697)	(816)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$29,921	$40,189

The following table reconciles total debt principal, gross, the most directly comparable financial measure calculated and presented in accordance with GAAP, to total debt at maturity and net debt less total unamortized discount (dollars in thousands):

	As of June 30,
	2024	2023
Total debt principal, gross	$674,364	$680,947
Less: Total unamortized discount	(32,242)	—
Total debt at maturity	642,122	680,947
Less: Cash and cash equivalents	(53,492)	(92,420)
Net debt less total unamortized discount	$588,630	$588,527